EXHIBIT 2.3


                       FIRST AMENDMENT TO RIGHTS AGREEMENT

     This Amendment, dated as of April 22, 1996 (the "Amendment"), is between Westcott Communications, Inc., a Texas corporation (the "Company"), and KeyCorp Shareholder Services, Inc. (the "Rights Agent"),

                              W I T N E S S E T H:

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of January 9, 1996 (the "Agreement"); and

     WHEREAS, pursuant to Section 27 of the Agreement, the Company and the Rights Agent desire to amend the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Amendment to Section 1 of the Agreement.
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     (a)  The following definitions are added to Section 1 of the Agreement:

          "Acquiror" shall mean K-III Prime Corporation, Delaware corporation and a wholly owned subsidiary of Parent.

          "Acquiror Sub" shall mean K-III Acquisition Corporation, Texas corporation and a wholly owned subsidiary of Acquiror.

          "Acquiror Sub Offer" shall mean the cash tender offer to acquire all the issued and outstanding shares of Common Stock which is defined as the "Offer" in the Merger Agreement.

          "Merger" shall mean the merger of Acquiror Sub with and into the Company in accordance with the Texas Business Corporation Act following the consummation of the Acquiror Sub Offer and upon the terms and subject to the conditions set forth in the Merger Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April 22, 1996, among Parent, Acquiror, Acquiror Sub, and the Company, as it may be amended from time to time.

          "Parent" shall mean K-III Communications Corporation, a Delaware corporation.




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     Section 2.  Amendment to Section 7(a) of the Agreement.
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     Section 7(a) of the Agreement is hereby amended by deleting the word "or"
in the penultimate line of such subsection and substituting in its place "," and inserting immediately after the word "hereof" in the last line thereof the following: "or (iv) immediately prior to the purchase of Common Stock pursuant to the Acquiror Sub Offer."

     Section 3.  New Section 35 to the Agreement.
                 -------------------------------

     The following is added as a new Section 35 to the Agreement:

          Section 35.  Acquiror Sub Offer; Merger etc.  None of the execution or
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     delivery of the Merger Agreement or the making of the Acquiror Sub Offer, in each case in accordance with the Merger Agreement, shall cause (i) Parent, Acquiror or Acquiror Sub or any of their Affiliates or Associates to be an Acquiring Person, (ii) a Stock Acquisition Date to occur, or (iii) a Distribution Date to occur in accordance with the terms hereof. None of the acceptance for payment or payments for shares of Common Stock by Acquiror Sub pursuant to the Acquiror Sub Offer, in each case in accordance with the Merger Agreement, shall cause (i) Parent, Acquiror or Acquiror Sub or any of their Affiliates or Associates to be an Acquiring Person, (ii) a Stock Acquisition Date to occur, or (iii) a Distribution Date to occur in accordance with the terms hereof; provided, that if, prior to the time that the Rights have expired, the Merger Agreement is terminated pursuant to its terms, then neither the provisions of this sentence (other than this proviso) nor clause (iv) of Section 7(a) hereof shall be of any effect.

     Section 4.  Severability.  If any term, provision, covenant or restriction
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of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 5.  Governing Law.  This Amendment shall be deemed to be a contract
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made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 6.  Counterparts.  This Amendment may be executed in any number of
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counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 7.  Effect of Amendment.  Except as expressly modified herein, the
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Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                              WESTCOTT COMMUNICATIONS, INC.



                              By:
                                  ----------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                              KEYCORP SHAREHOLDER SERVICES, INC.



                              By:
                                  ----------------------------------------------
                                     Mark Asbury, Vice President